EXHIBIT 5

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

                                   Reply To:
                           THE TOWER AT PEABODY PLACE
                          100 PEABODY PLACE, SUITE 950
                             MEMPHIS, TN 38103-2625
                                 (901) 543-5900
                               www.bassberry.com


       KNOXVILLE OFFICE                                  DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                          AMSOUTH CENTER
     KNOXVILLE, TN 37902                        315 DEADERICK STREET, SUITE 2700
       (865) 521-6200                                NASHVILLE, TN 37238-3001
                                                          (615) 742-6200
            MEMPHIS OFFICE
      THE TOWER AT PEABODY PLACE                        MUSIC ROW OFFICE:
     100 PEABODY PLACE, SUITE 950                     29 MUSIC SQUARE EAST
        MEMPHIS, TN 38103-2625                      NASHVILLE, TN 37203-4322
            (901) 543-5900                               (615) 255-6161


                                  May 25, 2004

The Board of Directors of
Mid-America Apartment Communities, Inc.
6584 Poplar Avenue, Suite 340
Memphis, TN 38138

     RE: Registration Statement on Form S-8 Relating to the Fourth Amended and Restated 1994 Restricted Stock and Stock Option Plan and the Mid-America Apartment Communities, Inc. 2004 Stock Plan Listed on Exhibit A hereto.

Ladies and Gentlemen:

         We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation ("MAAC"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to certain shares of common stock, par value $ 0.01 per share, of MAAC (the "Common Stock") to be issued pursuant to the above referenced plans (the "Plans").

         In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of MAAC, such agreements and instruments, such certificates of public officials, officers of MAAC and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

         As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of MAAC and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that the shares of Common Stock issuable in connection with the Plans have been duly authorized and, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to any related registration statement subsequently filed by MAAC pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Act"), and to the use of our name under the heading "Legal Opinions" in any prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

         This opinion letter is being furnished by us to MAAC and the Commission solely for the benefit of MAAC and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by MAAC or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                   Sincerely,
                                   BASS, BERRY & SIMS PLC

                                   By: /s/ Rob DelPriore
                                   Rob DelPriore

                                    EXHIBIT A

                Fourth Amended and Restated 1994 Restricted Stock
                              and Stock Option Plan

                     Mid-America Apartment Communities, Inc.
                                 2004 Stock Plan